SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

NORTH STATE BANCORP

(Exact name of Registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-49898	65-1177289
(Commission file Number)	(IRS Employer ID Number)

6200 Falls of the Neuse Road, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 919-855-9925

NA

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated January 22, 2004 of North State Bancorp (the “Company”), announcing its operating and financial results for the year and quarter ended December 31, 2003.

Item 12.	Regulation FD Disclosure.

On January 22, 2004, the Company issued a press release announcing its operating and financial results for the year and quarter ended December 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North State Bancorp

Date:	January 22, 2004	By:	/s/ Kirk A. Whorf

		Name:	Kirk A. Whorf
		Title:	Chief Financial Officer

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